Exhibit 10.1

TAKE-TWO INTERACTIVE SOFTWARE, INC.
Incentive Stock Plan
(as amended in June 2005 and for 3-for-2 stock split in April 2005)

1.      Purpose

     The purpose of the Take-Two Interactive Software, Inc. Incentive Stock Plan is to enable Take-Two Interactive Software, Inc. (the “Company”) to offer to those of its employees and to the employees of its Subsidiaries who are expected to contribute to the success of the Company, long term equity interests in the Company, thereby enhancing its ability to attract, retain and reward such key employees, and to increase the mutuality of interests between those employees and the shareholders of the Company.

2.       Administration

     The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Board”), the membership of which shall consist solely of two or more members of the Board, each of whom shall serve at the pleasure of the Board and shall be a "Non-Employee Director," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and, if practicable, shall also be an "outside director," as defined in Section 162(m) of the Internal Revenue Code, and shall be at all times constituted so as not to adversely affect the compliance of the Plan with the requirements of Rule 16b-3 or with the requirements of any other applicable law, rule or regulation.

     The Committee shall have the authority to grant, pursuant to the terms of the Plan, to directors (other than directors serving as members of the Committee), officers and other employees shares of the Company’s Common Stock (“Stock”) pursuant to: (i) Section 5 (“Restricted Stock”), (ii) Section 6 (“Deferred Stock”) and/or (iii) Section 7 (“Other Stock-Based Awards”). Notwithstanding anything in the Plan to the contrary, (i) Stock granted under this Plan shall be subject to a minimum pro rata vesting period of three years with respect to outright grants and a minimum vesting period of one year with respect to performance based grants. The Board reserves the right to make and set the terms of and to interpret the terms of any grant of Stock under the Plan to directors who are members of the Committee.

     For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of the Plan):

          (i)      to select the directors, officers and other employees of the Company or any Subsidiary to whom Restricted Stock, Deferred Stock and/or Other Stock-Based Awards may be from time to time granted hereunder;

          (ii)      to determine the Restricted Stock, Deferred Stock and/or Other Stock-Based Awards, or any combination thereof, if any, to be granted hereunder to one or more eligible persons;

          (iii)      to determine the number of shares of Stock to be covered by each award granted hereunder;

          (iv)      to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting acceleration and/or forfeiture provisions);

          (v)      to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company or any Subsidiary outside of the Plan; and

          (vi)      to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred.

     Subject to Section 9 hereof, the Committee shall have the authority to (i) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, (ii) interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and (iii) to otherwise supervise the administration of the Plan.

     Subject to the express provisions of the Plan, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole and absolute discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and the Plan participants.

3.       Stock Subject to Plan

     The total number of shares of Stock reserved and available for distribution under the Plan shall be 2,500,000 shares, and shall include Restricted Stock previously granted by the Committee and Board. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     If any shares of Stock that are subject to any Restricted Stock, Deferred Stock or Other Stock-Based award are forfeited, such shares shall again be available for distribution under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan.

     Subject to the provisions of the immediately preceding paragraph, the maximum numbers of shares subject to Restricted Stock, Deferred Stock and other Stock-Based awards to (i) all of the Company’s directors and officers (as determined in accordance with Rule 16a-1(f) of the Securities Exchange Act of 1934) as a group or (ii) each of the Company's chief executive officer and the four other highest compensated executive officers who are employed by the Company on the last day of any taxable year of the Company, shall be 375,000 shares during the term of the Plan.

4.       Eligibility

     Directors, officers and other employees of the Company or any Parent or Subsidiary (but excluding any person whose eligibility would adversely affect the compliance of the Plan with the requirements of Rule 16b-3) who are at the time of the grant of an award under the Plan employed by the Company or any Subsidiary and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or any Parent or Subsidiary, are eligible to be granted awards under the Plan. Eligibility under the Plan shall be determined by the Committee.

     The Committee may, in its sole discretion, include additional conditions and restrictions in connection with awards under the Plan. The grant of an award under the Plan, and any determination made in connection therewith, shall be made on a case by case basis and can differ among grantees. The grant of an award under the Plan is a privilege and not a right and the determination of the Committee can be applied on a non-uniform (discretionary) basis.

5.      Restricted Stock

     (a)      Grant and Exercise. Shares of Restricted Stock may be issued either alone or in addition to or in tandem with other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of such factors as the Committee may determine.

     (b)      Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

          (i)      Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, the Restricted Stock shall be subject to such restrictions, terms and conditions as may be established by the Committee.

          (ii)      Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, and the issuance thereof shall be made for at least the minimum consideration (if any) necessary to permit the shares of Restricted Stock to be deemed to be fully paid and nonassessable. The holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Stock, with the exceptions that (A) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (B) the holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions during the Restriction Period; and (C) a breach of any of the restrictions, terms or conditions contained in the Plan or any agreement referred to in Section 5(b)(iv) below, or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto. Notwithstanding anything to the contrary in this Plan, the Committee may grant Restricted Stock awards outright, without any restrictions and conditions, except those restrictions under federal securities laws.

          (iii)      Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) all or part of such Restricted Stock shall become vested in accordance with the terms of any agreement referred to in Section 5(b)(iv) below or as otherwise established by the Committee, and (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

          (iv)      Restricted Stock awards may be confirmed by, and may be subject to the terms of, an agreement executed by the Company and the participant.

6.      Deferred Stock

     (a)      Grant and Exercise. Deferred Stock may be awarded either alone or in addition to or in tandem with other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Deferred Stock will be deferred, and all the other terms and conditions of the awards. The Committee may condition the grant of the Deferred Stock upon the attainment of such factors or criteria as the Committee shall determine.

     (b)      Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

          (i)      Subject to the provisions of the Plan, any agreement referred to in Section 6(b)(vii) below and any conditions otherwise established by the Committee, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 6(b)(vi) below, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.

          (ii)      As determined by the Committee at the time of award, amounts equal to any dividends declared during the Deferral Period (or the Additional Deferral Period referred to in Section 6(b)(vi) below, where applicable) with respect to the number of shares covered by a Deferred Stock award may be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock.

          (iii)      Subject to the provisions of any agreement referred to in Section 6(b)(vii) below and this Section 6 and Section 11(g) below, upon termination of a participant's employment with the Company or any Parent or Subsidiary for any reason during the Deferral Period (or the Additional Deferral Period referred to in Section 6(b)(vi) below, where applicable) for a given award, the Deferred Stock in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at the time of grant.

          (iv)      The Committee may, after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of a Deferred Stock award.

          (v)      In the event of hardship or other special circumstances of a participant whose employment with the Company or any Parent or Subsidiary is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all of the remaining deferral limitations imposed hereunder or pursuant to any agreement referred to in Section 6(b)(vii) below with respect to any or all of the participant's Deferred Stock.

          (vi)      A participant may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified period or until a specified event (the "Additional Deferral Period"). Subject to any exceptions adopted by the Committee such request must be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

          (vii)      Deferred Stock awards may be confirmed by, and may be subject to the terms of, an agreement executed by the Company and the participant.

7.      Other Stock-Based Awards

     (a)      Grant and Exercise. Other Stock-Based Awards, which may include performance shares and shares valued by reference to the performance of the Company or any Subsidiary, may be granted either alone or in addition to or in tandem with Restricted Stock or Deferred Stock. The Committee shall determine the eligible persons to whom, and the time or times at which, such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards. The Committee may also provide for the grant of Stock under such awards upon the completion of a specified performance period.

     (b)      Terms and Conditions. Each Other Stock-Based Award shall be subject to the following terms and conditions:

(i)	Shares of Stock subject to an Other Stock-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction or period of deferral lapses.

(ii)	The recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award, as determined by the Committee at the time of the award. The Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock.

(iii)	Any Other Stock-Based Award and any Stock covered by any Other Stock-Based Award shall vest or be forfeited to the extent so provided in any agreement referred to in Section 7(b)(v) below or as otherwise determined by the Committee.

(iv)	In the event of the participant's retirement, disability or death, or in cases of special circumstances, the Committee may waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Other Stock-Based Award.

(v)	Other Stock-Based Awards may be confirmed by, and may be subject to the terms of, an agreement executed by the Company and by the participant.

8.       Change of Control Provisions

     (a)      A "Change of Control" shall be deemed to have occurred on the tenth day after:

          (i)      any individual, corporation or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 50% of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors of the Company; or

          (ii)      the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section 14(d)(1) of the Exchange Act for any class of the Company's capital stock; or

          (iii)      the shareholders of the Company approve (A) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the shareholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives, or (B) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company;

          provided, however, that a "Change of Control" shall not be deemed to have taken place if beneficial ownership is acquired (A) directly from the Company, other than an acquisition by virtue of the exercise or conversion of another security unless the security so converted or exercised was itself acquired directly from the Company, or (B) by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company; or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

     (b)      In the event of a "Change of Control" as defined in Section 8(a) above, all restrictions and deferral limitations contained in Restricted Stock, Deferred Stock and Other Stock-Based Awards granted under the Plan shall lapse, unless the provisions of this Section 8 are suspended or terminated by an affirmative vote of a majority of the Board prior to the occurrence of such a "Change of Control."

9.       Amendments and Termination

     The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan; provided, however, that any amendment that would increase the number of shares which may be issued under the Plan, materially modify the requirements as to eligibility under the Plan or increase the benefits under the Plan, shall be subject to stockholder approval. Subject to the preceding sentence, the Committee may amend the terms of any award heretofore granted under the Plan; provided, however, that subject to Section 3 above, no such amendment may be made by the Committee which in any material respect impairs the rights of the participant without the participant's consent, except for such amendments which are made to cause the Plan to qualify for the exemption provided by Rule 16b-3.

10.       Unfunded Status of Plan

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those creditor of the Company.

11.      General Provisions

     (a)      The Committee may require each person acquiring shares of Stock pursuant to an award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the shares for investment without a view to distribution thereof.

          All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem to be advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b)      Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c)      Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Parent or Subsidiary any right to continued employment with the Company or any Parent or Subsidiary, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment of any of its employees at any time.

     (d)      No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee tax withholding or payment obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant from the Company or any Parent or Subsidiary.

     (e)      The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

     (f)      Any award made under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Parent or Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under the Plan).

     (g)      A leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Any awards made under the Plan shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company or any Parent or Subsidiary.

     (h)      Except as otherwise expressly provided in the Plan or in any agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be subject to the debts, contracts or liabilities of the person entitled to such benefit.

     (i)      The obligations of the Company with respect to all awards under the Plan shall be subject to (A) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, and (B) the rules and regulations of any securities exchange or association on which the Stock may be listed or traded.

     (j)      If any of the terms or provisions of the Plan conflicts with the requirements of Rule 16b-3 as in effect from time to time, or with the requirements of any other applicable law, rule or regulation, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3.

12.      Effective Date of Plan

     The Plan shall be effective as of the date of the approval and adoption thereof at a meeting of the Board, provided that the Plan shall cover Restricted Stock previously granted by the Committee and Board.

13.       Term of Plan

     No award shall be granted pursuant to the Plan after the tenth anniversary of the effective date of the Plan, but awards granted on or prior to such tenth anniversary may extend beyond that date.